Exhibit 99.1

For release: December 10, 2010, 6:00 am EST	Contact:	Mark Rittenbaum
503-684-7000

Greenbrier announces new railcar orders for 2,000 units valued at $135 million
~Company also announces preliminary financial results for fiscal first quarter;
EPS expected to be a loss in range of $0.09 to $0.14 ~
     Lake Oswego, Oregon, December 10, 2010 — The Greenbrier Companies [NYSE:GBX] today announced that it has recently received orders for 2,000 new railcars with an aggregate value of approximately $135 million. The new orders are for covered hopper cars of various types, which are scheduled to be delivered principally in calendar 2011.
     The orders were received in November and December, and are in addition to the previously disclosed orders for 3,200 railcars with an aggregate value of approximately $200 million received in September and October, subsequent to the Company’s August 31, 2010 fiscal year end. The Company’s August 31, 2010 new railcar manufacturing backlog was 5,300 units valued at $420 million.
     To support the increase in demand, the Company intends to ramp up its production rates commencing in January 2011, and open an additional production line late in the second calendar quarter of 2011. Based on current production plans and scheduled delivery dates, new railcar deliveries are expected to be significantly higher in the second half of the current fiscal year than the first half.
     Separately, the Company today announced preliminary unaudited selected financial results for its first quarter ended November 30, 2010. Based on the Company’s initial closing for the quarter, preliminary revenues are expected to be approximately $200 million. As previously disclosed, Greenbrier anticipates reporting a net loss for the quarter. Greenbrier currently anticipates that the net loss will be in the range of approximately $0.09 to $0.14 per diluted share. These results for the quarter are currently anticipated to include a gain of $1.9 million on a pre-tax basis, or $1.1 million net of taxes, or approximately $0.05 per diluted share from insurance proceeds received by the Company associated with a fire in January 2009 at one of the Company’s wheel services facilities. The preliminary quarterly results announced today are subject to further review by the Company and should be considered preliminary and subject to change.

     Greenbrier currently expects to hold its regularly scheduled earnings conference call on January 7, 2011. The Company anticipates filing its Form 10-Q for the first quarter of fiscal 2011 on or before January 7, 2011.
     About Greenbrier Companies
     Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. The Company builds new railroad freightcars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 38 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,000 railcars, and performs management services for approximately 225,000 railcars.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements include, but are not limited to statements about the Company’s preliminary selected financial results for the first quarter of fiscal 2011, statements about the Company’s intention to ramp up its production rates commencing in January 2011 and to open an additional production line late in the second calendar quarter of 2011, statements about new railcar deliveries being higher in the second half of the current fiscal year than the first half, statements about its earnings call and expected filing of Form 10-Q, and any other statements not of a historical fact. Forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel price fluctuations and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.